 Exhibit 99.1

ICON LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2011

Letter from the CEOs                                                                                                                                      As of December 19, 2011

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the third quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of September 30, 2011, Fund Eleven was in its operating period.  As of September 30th, Fund Eleven had invested $429,842,267 of equity in $796,316,9731 worth of business-essential equipment and corporate infrastructure.

On July 1, 2011, we sold various innovative telecommunications voice transport systems and high capacity conferencing servers previously on lease to Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing for approximately $1,083,000.  We received a gross cash-on-cash return of approximately 128% in rental and sale proceeds related to the investments.  On September 30, 2011, we sold additional telecommunications equipment subject to lease with Global Crossing upon expiration of the lease.  We received a gross cash-on-cash return of approximately 127% in rental and sale proceeds related to this investment.

Fund Eleven is fully invested; therefore, we did not make any new investments during the third quarter of 2011.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments as well as more information regarding Fund Eleven’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

ICON Leasing Fund Eleven, LLC

Third Quarter 2011 Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of our offering on April 21, 2007.

Our operating period commenced in May 2007, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On September 30, 2011, at the expiration of the lease and in accordance with its terms, we sold telecommunications equipment subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing.  We received a gross cash-on-cash return of approximately 127% in rental and sale proceeds related to this investment.

•
On November 4, 2011, we sold the crude oil tanker, the Sebarok Spirit, to an unaffiliated third party for approximately $7,517,000 and used the proceeds to satisfy the loan balance associated with the vessel.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2011, our portfolio consisted primarily of the following investments.

•
Equipment, plant, and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We entered into an eighty-four month lease financing arrangement with Teal Jones totaling approximately $35,442,000 that is scheduled to expire in November 2013.

•
Four promissory notes that are secured by an underlying pool of leases for point of sale equipment. The notes were purchased at a significant discount for the aggregate purchase price of approximately $31,573,000.  Our share of the purchase price was approximately $11,051,000.  The notes bear interest at rates ranging from 9.47% to 9.90% per year and the notes are scheduled to mature at various dates through February 15, 2013.

•
A 55% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment was purchased for $12,115,000 and is subject to a lease with Pliant Corporation that expires on September 30, 2013.

•
A 6.33% interest in a joint venture that owns machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LCM”), MW Crow, Inc. (“MWC”), MW Scott, Inc. (“Scott”), AMI Manchester, LLC, Gallant Steel, Inc. (collectively, “AMI”), and MW General, Inc. (“General”).  Prior to forming the joint venture, we purchased the equipment subject to leases with Scott, AMI, and General for $2,700,000 and our joint venture partner purchased the equipment subject to leases with LCM and MWC for $18,990,000.  The leases expire at various times through December 31, 2013.

•
Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC (collectively referred to as “Heuliez”).  We purchased the equipment for approximately $11,944,000.  On June 30, 2010, the administrator for the “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code, sold Heuliez to Baelen Gaillard Industries (“BGI”).  We have agreed with BGI to restructure the leases, and, effective October 5, 2010, we amended our lease with Heuliez to restructure the lease payment obligations and extend the base terms of the leases through December 31, 2014.

•
A crude oil tanker, the Senang Spirit that was purchased, along with the Sebarok Spirit the disposition of which you can read about above, for the aggregate amount of approximately $88,000,000.  The purchase price was comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The Senang Spirit is subject to sixty month bareboat charter with an affiliate of Teekay Corporation that expires in April 2012.

•
A 45% interest in a joint venture that owns semiconductor manufacturing equipment.  The total purchase price for the equipment was approximately $15,729,000, of which we paid approximately $7,078,000.  The equipment was subject to a sixty month lease with Equipment Acquisition Resources, Inc. (“EAR”).  EAR’s obligations under the lease were secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR. In addition, we own semiconductor manufacturing equipment that was purchased for approximately $6,348,000.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including us. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, we sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, we received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  We have had the New York State Supreme Court judgments recognized in Illinois, where the principals live.  On March 16, 2011 and July 8, 2011, we sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net sale price of approximately $1,183,000 and $220,000, respectively.  At this time, it is not possible to determine our ability to collect the amounts due under our leases from EAR’s principals.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At September 30, 2011, there were no obligations outstanding under the Facility.

Additional Disclosure

Our distribution coverage ratio1 for the nine months ended September 30, 2011 was 186.51%, which is primarily related to proceeds collected in connection with the sale of the container vessels, the ZIM Hong Kong and the ZIM Israel, and the sale of telecommunications equipment previously on lease to Global Crossing.  The Fund’s coverage ratio net of fees and operating expenses for the nine months ended September 30, 2011 was 148.76%.  As of September 30, 2011, the Fund maintained a leverage ratio of 0.42:12.  We collected 100%3 of all scheduled receivables due for the third quarter of 2011.

1	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
2	Pursuant to the Fund’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
3
Collections as of September 30, 2011.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in May 2010, our Manager suspended its collection of management fees.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $36,632 and $109,895 for the three and nine months ended September 30, 2011, respectively.  Additionally, our Manager’s interest in our net loss was $412,605 and $255,048 for the three and nine months ended September 30, 2011, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:
			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2011	2010	2011	2010
ICON Capital Corp.	Manager	Management fees (1) (2)	$-	$-	$-	$541,090
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	165,281	277,723	836,376	1,122,718
			$165,281	$277,723	$836,376	$1,663,808

(1) Charged directly to operations.
(2) The Manager suspended the collection of management fees in the amount of $305,733 and $952,308 during the three and nine months ended September 30, 2011, respectively. The Manager suspended the collection of a portion of its management fees in the amount of $552,161 and $1,044,850 during the three and nine months ended September 30, 2010, respectively.

At September 30, 2011, we had a payable of $100,596 due to our Manager and its affiliates primarily relating to administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets
Assets

	September 30,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$8,749,333	$4,621,512
Current portion of notes receivable	5,337,062	1,520,408
Current portion of net investment in finance leases	4,947,356	4,795,901
Assets held for sale, net	611,546	16,004,231
Other current assets	284,540	1,740,901

Total current assets	19,929,837	28,682,953

Non-current assets:
Notes receivable, less current portion	12,532,598	6,691,681
Mortgage notes receivable	12,722,006	12,722,006
Net investment in finance leases, less current portion	10,526,076	14,705,170
Leased equipment at cost (less accumulated depreciation of
$31,641,611 and $29,762,549, respectively)	28,376,156	79,587,412
Investments in joint ventures	1,429,497	5,749,598
Deferred income taxes, net	997,748	1,026,931
Other non-current assets, net	3,360,076	9,048,190

Total non-current assets	69,944,157	129,530,988

Total Assets	$89,873,994	$158,213,941

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$24,472,965	$14,371,257
Revolving line of credit, recourse	-	1,450,000
Derivative instruments	637,723	1,694,776
Due to Manager and affiliates	100,596	286,590
Deferred revenue, accrued expenses and other liabilities	1,220,859	2,038,100

Total current liabilities	26,432,143	19,840,723

Non-current liabilities:
Long-term debt, less current portion	-	38,163,700

Total Liabilities	26,432,143	58,004,423

Commitments and contingencies

Equity:
Members' Equity:
Additional members	63,586,365	99,715,745
Manager	(2,585,677)	(2,220,734)
Accumulated other comprehensive loss	(852,173)	(1,739,624)

Total Members' Equity	60,148,515	95,755,387

Noncontrolling Interests	3,293,336	4,454,131

Total Equity	63,441,851	100,209,518

Total Liabilities and Equity	$89,873,994	$158,213,941

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Finance income	$1,764,909	$1,179,838	$5,464,213	$4,348,947
Rental income	3,845,336	9,134,541	13,153,081	27,747,200
Time charter revenue	-	2,571,479	-	8,282,958
Income (loss) from investments in joint ventures	7,636	216,134	(11,827)	71,782
Gain (loss) on settlement of interfund agreement	-	1,141,214	-	(214,524)
Loss on assets held for sale	-	-	-	(120,168)
Net loss on lease termination	-	-	-	(218,890)
Net gain on sales of leased equipment	-	-	11,411,941	-

Total revenue	5,617,881	14,243,206	30,017,408	39,897,305

Expenses:
Management fees - Manager	-	-	-	541,090
Administrative expense reimbursements - Manager	165,281	277,723	836,376	1,122,718
General and administrative	427,262	2,098,488	1,952,824	3,710,490
Vessel operating expense	-	3,034,607	-	9,652,665
Depreciation and amortization	1,923,964	10,618,410	6,533,851	31,341,166
Interest	537,541	1,731,381	1,825,245	5,808,188
Impairment loss	43,752,697	8,318,669	43,770,477	8,836,101
Gain on financial instruments	(57,900)	(269,864)	(342,055)	(1,862,430)

Total expenses	46,748,845	25,809,414	54,576,718	59,149,988

Loss before income taxes	(41,130,964)	(11,566,208)	(24,559,310)	(19,252,683)

Provision for income taxes	(12,005)	(96,420)	(171,016)	(201,659)

Net loss	(41,142,969)	(11,662,628)	(24,730,326)	(19,454,342)

Less: Net income attributable to noncontrolling interests	117,553	200,309	774,428	595,427

Net loss attributable to Fund Eleven	$(41,260,522)	$(11,862,937)	$(25,504,754)	$(20,049,769)

Net loss attributable to Fund Eleven allocable to:
Additional Members	$(40,847,917)	$(11,744,308)	$(25,249,706)	$(19,849,272)
Manager	(412,605)	(118,629)	(255,048)	(200,497)

	$(41,260,522)	$(11,862,937)	$(25,504,754)	$(20,049,769)

Weighted average number of additional shares of
limited liability company interests outstanding	362,656	362,656	362,656	362,681

Net loss attributable to Fund Eleven per weighted
average additional share of limited liability company
interests outstanding	$(112.64)	$(32.38)	$(69.62)	$(54.73)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares
	of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive (Loss) Income	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2010	362,656	$99,715,745	$(2,220,734)	$(1,739,624)	$95,755,387	$4,454,131	$100,209,518

Comprehensive income:
Net income	-	13,696,533	138,349	-	13,834,882	509,971	14,344,853
Change in valuation of derivative instruments	-	-	-	317,715	317,715	-	317,715
Currency translation adjustments	-	-	-	309,859	309,859	-	309,859
Total comprehensive income	-	-	-	627,574	14,462,456	509,971	14,972,427
Cash distributions	-	(3,626,558)	(36,632)	-	(3,663,190)	(1,266,075)	(4,929,265)

Balance, March 31, 2011 (unaudited)	362,656	109,785,720	(2,119,017)	(1,112,050)	106,554,653	3,698,027	110,252,680

Comprehensive income:
Net income	-	1,901,677	19,209	-	1,920,886	146,904	2,067,790
Change in valuation of derivative instruments	-	-	-	272,344	272,344	-	272,344
Currency translation adjustments	-	-	-	65,503	65,503	-	65,503
Total comprehensive income	-	-	-	337,847	2,258,733	146,904	2,405,637
Cash distributions	-	(3,626,558)	(36,631)	-	(3,663,189)	(334,574)	(3,997,763)

Balance, June 30, 2011 (unaudited)	362,656	108,060,839	(2,136,439)	(774,203)	105,150,197	3,510,357	108,660,554

Comprehensive (loss) income:
Net (loss) income	-	(40,847,917)	(412,605)	-	(41,260,522)	117,553	(41,142,969)
Change in valuation of derivative instruments	-	-	-	289,761	289,761	-	289,761
Currency translation adjustments	-	-	-	(367,731)	(367,731)	-	(367,731)
Total comprehensive (loss) income	-	-	-	(77,970)	(41,338,492)	117,553	(41,220,939)
Cash distributions	-	(3,626,558)	(36,632)	-	(3,663,190)	(334,574)	(3,997,764)

Balance, September 30, 2011 (unaudited)	362,656	$63,586,365	$(2,585,677)	$(852,173)	$60,148,515	$3,293,336	$63,441,851

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(24,730,326)	$(19,454,342)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Finance income	(1,128,857)	(1,363,824)
Rental income paid directly to lenders by lessees	(9,248,000)	(9,180,000)
Loss (income) from investments in joint ventures	11,827	(71,782)
Net gain on sales of leased equipment	(11,411,941)	-
Loss on assets held for sale	-	120,168
Net loss on lease termination	-	218,890
Depreciation and amortization	6,533,851	31,341,166
Impairment loss	43,770,477	8,836,101
Amortization of deferred time charter expense	-	466,331
Interest expense on financing paid directly to lenders by lessees	1,586,457	2,614,921
Interest expense from amortization of debt financing costs	84,036	209,585
Gain on financial instruments	(342,055)	(1,862,430)
Loss on settlement of interfund agreement	-	214,524
Deferred tax provision (benefit)	12,020	(152,367)
Changes in operating assets and liabilities:
Collection of finance leases	3,771,559	8,011,233
Accounts receivable	(1,695)	(418,341)
Other assets, net	(1,012,639)	(11,963,985)
Payables, deferred revenue and other current liabilities	(1,300,663)	(481,541)
Due to/from Manager and affiliates	(209,820)	(165,482)
Distributions from joint ventures	22,475	788,828

Net cash provided by operating activities	6,406,706	7,707,653

Cash flows from investing activities:
Proceeds from sales of leased equipment	25,994,871	217,600
Repayments of notes receivable	2,036,131	10,015,000
Distributions received from joint ventures in excess of profits	696,871	2,971,175
Other assets	(3,414)	(517)

Net cash provided by investing activities	28,724,459	13,203,258

Cash flows from financing activities:
Repayments of long-term debt	(16,635,200)	(1,335,000)
Repayments of revolving line of credit, recourse	(1,450,000)	(2,260,000)
Repurchase of additional shares of limited liability company interests	-	(333,216)
Cash distributions to members	(10,989,569)	(25,005,490)
Distributions to noncontrolling interests	(1,935,223)	(2,675,814)

Net cash used in financing activities	(31,009,992)	(31,609,520)

Effects of exchange rates on cash and cash equivalents	6,648	12,961

Net increase (decrease) in cash and cash equivalents	4,127,821	(10,685,648)
Cash and cash equivalents, beginning of period	4,621,512	18,615,323

Cash and cash equivalents, end of period	$8,749,333	$7,929,675

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Supplemental disclosure of cash flow information:

Cash paid during the year for interest	$159,468	$2,197,536

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest paid on long-term debt directly to lenders by lessees	$9,248,000	$9,180,000

Exchange of noncontrolling interest in a joint venture for notes receivable	$3,588,928	$-

Investment in ICON MW, LLC	$-	$1,051,201

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.